Exhibit 99.1

Fourth Quarter and Year End 2012 Investor Briefing

2 Notice to Recipients Cautionary Note Regarding Forward Looking Statements Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” and “Item 1A – RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 22, 2013. This electronic presentation is provided as of March 28, 2013. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. Non-GAAP Financial Measures This electronic presentation contains certain non-GAAP financial measures, as defined under Regulation G of the rules and regulations of the SEC. For purposes of Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Oglethorpe has provided, as a part of this electronic presentation, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

3 Overview of Oglethorpe Power Corporation Business Members Ratings Not-for-profit Georgia electric membership corporation. One of the largest electric cooperatives in the United States. Owns or leases approximately 7,060 MW of generation capacity. Operates or schedules another 1,287 MW on behalf of the Members. 2012 new system peak of 9,353 MW. Wholesale electric power provider for 38 distribution cooperatives in Georgia (the “Members”). Take or pay, joint and several Wholesale Power Contracts through December 2050. Allows for recovery of all costs, including debt service. Senior Secured Ratings: Baa1 / A / A (all stable) Short-term Ratings: P-2 / A-1 / F1 Financial 2012 revenues of over $1.3 billion. Total assets of over $8.3 billion.

Members’ Load1 MWh Sales of 35 million in 2012. Average Residential Revenue of 10.8 cents/kWh in 2012. 66% residential. Serve 1.8 million meters, representing approximately 4.1 million people. Covers 38,000 square miles, or 65% of Georgia. Includes 151 out of 159 counties in Georgia. No residential competition. Exclusive right to provide retail service in designated service territories. Competition only at inception for C&I loads in excess of 900kW. 4 Member Systems at a Glance = Oglethorpe’s Members Members’ Service Territory and Competition Member Average Financial Ratios1 TIER: 2.12x Equity/Assets: 40% Equity/Total Capitalization: 47% Members’ Aggregate Financial Metrics1 Total Annual Revenues: $3.7 billion Total Net Margins: $187 million Total Patronage Capital: $2.9 billion Total Assets: $7 billion 1 Estimate for year ended 12/31/2012. Oglethorpe’s debt is not the direct obligation of the Members and, as a result, the capital of the Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness. 2012 Member Customer Base by MWh Sales Commercial and Industrial 30% Residential 66% Other 4% Revenue Contribution to Oglethorpe In 2012, Cobb EMC and Jackson EMC accounted for 12.8% and 11.9% of our total revenues, respectively. No other Member over 10%.

Cobb EMC’s Acquisition of Pataula EMC Cobb EMC acquired Pataula EMC in 2005. Territory and consumers transferred to Cobb. Distribution system leased to Cobb. Power supply contracts remained with Pataula, but guaranteed by Cobb. Cobb completed the consolidation with Pataula in March 2013 and Pataula’s membership in Oglethorpe was transferred to Cobb. Pataula was one of Oglethorpe’s smallest Members, comprising 0.2% of its 2012 revenue. In contrast, Cobb is Oglethorpe's largest Member, comprising 12.8% of its 2012 revenue. The completion of this consolidation had no effect on Oglethorpe’s financial condition, results of operations or cash flow. 5

Members’ Competitive Position through 2012 (a) 2012 amount for 38 Members is an estimate. (b) Source: Georgia Power Company Form 10-K U.S. Residential Retail Average (2011) = 11.8 cents per kWh (a) 6 (b)

Members can independently elect to participate in one or both (or none) of the following programs to manage the timing of certain of their payments to Oglethorpe: Does not impact Oglethorpe’s ability to recover all costs from Members. Status of Rate Management Programs Expensing Vogtle 3 & 4 Interest During Construction (IDC) Accelerated Expensing of T.A. Smith Carrying Costs (Currently Deferred) Date Available Started in January 2012 Started in December 2011 Election Option Annual election to expense some or all of Vogtle IDC Annual election to expense some or all of T.A. Smith net carrying costs and additional election once a year to expense any previously deferred net costs Eligible Cost Only current year costs Prior and current year costs 2012 (actual) 2013 (forecasted) 2012 (actual) 2013 (forecasted) Members Participating Four Three Twelve Three Percentage Expensed 12.3% 6.4% 50.4% 5.9% Amount Expensed $8.3 Million $5.7 Million $17.9 Million $3.8 Million 7

8 Members’ Forecasted Requirements and Identified Sources (a) Represents resources owned, leased, contracted for, operated or scheduled by Oglethorpe (including SEPA). Resource capacity based on summer planning reserve capacity (b) Assumed Vogtle Units 3 & 4 in service dates are Q4 2017 and Q4 2018, respectively. (c) Members’ contract capacity is estimated based on Oglethorpe’s knowledge of Member contracts, however Members are not generally obligated to disclose details of contractual arrangements to Oglethorpe, and therefore Members’ actual contract capacity may differ from that which is shown above. (d) Members’ remaining need may be met by a variety of options currently under consideration by the Members including extensions or replacements of existing contracts, additional resources Members may ask Oglethorpe to develop, or additional resources that Members may own directly. (a) (b) (c) (d)

Capacity and Energy (a) Includes Oglethorpe and Smarr EMC resources. Capacity reflects planning capacity. Member Sales Member & Non-Member Sales 2012 Energy(a) 9 2013 Capacity(a) Rocky Mountain Pumped Storage Hydro Sewell Creek Energy Facility Chattahoochee Energy Facility Hawk Road Energy Facility Plant Wansley Talbot Energy Facility Hartwell Energy Facility Plant Vogtle Plant Hatch Doyle Generating Plant Smarr Energy Facilitiy Plant Scherer Thomas A. Smith Energy Facility

Oglethorpe's Generation and Power Supply Resources

Resource	# Units	Fuel Type	Oglethorpe Ownership Share	Operator	Summer Planning Reserve Capacity (MW)[a]	2012 Average Capacity Factor	License Expiration (if applicable)
Oglethorpe Owned/Leased:							
Plant Hatch	2	Nuclear	30%	Southern Nuclear	527	93%	2034 & 2038
Plant Vogtle	2	Nuclear	30%	Southern Nuclear	689	97%	2047 & 2049
Plant Scherer	2	Coal	60%	Georgia Power	1,010	71%	-
Plant Wansley	2	Coal	30%	Georgia Power	523	32%	-
Chattahoochee Energy Facility - CC	1	Gas	100%	Siemens	469	61%	-
Thomas A. Smith Energy Facility - CC	2	Gas	100%	Oglethorpe	1,250	37%	-
Doyle I, LLC Generating Plant - CTs	5	Gas	100%	Doyle I, LLC	348	2%	-
Hawk Road Energy Facility - CTs	3	Gas	100%	Oglethorpe	476	6%	-
Hartwell Energy Facility - CTs	2	Gas/Oil	100%	Oglethorpe	298	2%	-
Talbot Energy Facility - CTs	6	Gas/Oil	100%	Oglethorpe	652	7%	-
Rocky Mountain Pumped Storage Hydro	3	Hydro	74.61%	Oglethorpe	817	12%	2027
Subtotal	30				7,059		
Member Owned/Oglethorpe Operated:							
Smarr / Sewell Creek - CTs	6	Gas/Oil	-	Oglethorpe	725	2%	-
Member Contracted/Oglethorpe Scheduled:							
Southeastern Power Administration (SEPA)[b]	-	Hydro	-		562	-	-
Grand Total	**36**				**8,346**		

[a] These capacity amounts are the amounts used for 2013 summer reserve planning purposes.

[b] Each of the Members, other than Flint, has designated Oglethorpe to schedule its energy allocation from SEPA. The Members' total allocation is 618 MW, of which Oglethorpe schedules 562 MW.

10

11 Historical Load Member Demand Requirements Member Energy Requirements Percent Change Percent Change 6.1% 10.4% 2.8% -0.3% -3.7% -5.3% Note: The data is at the Members’ delivery points (net of system losses). While Flint EMC was not a Member in 2007 through 2009, Flint EMC data is included in all years. Highest Summer Peak (2012) = 9,353 MW Highest Winter Peak (2010) = 8,462 MW -2.0% 9.1% 0.1% -5.4% Days > 90° Days > 95° Days > 100° 50 24 9 39 4 38 4 84 19 53 13 3.9% -4.0% 32 11 3 0.0% (Projected) (Actual) 6.2% (Projected) (Actual)

12 Vogtle Units 3 & 4 Project Highlights Conceptual Drawing of Vogtle Units 3 & 4 Georgia Power 45.7% Oglethorpe Power 30.0% MEAG 22.7% Dalton Utilities 1.6% New AP1000 units will be adjacent to existing two units at Vogtle site. Experienced developer and operator, Southern Nuclear. Favorable EPC contract with experienced contractors, Westinghouse and Stone & Webster (Contractor) which includes parent guarantees. 30% share or 660 MW of 2,200 MW total capacity from additional units. Georgia Power, MEAG and City of Dalton are other co-owners. Oglethorpe’s share is fully subscribed by its Members. $4.5 billion estimated total cost to Oglethorpe (including AFUDC and contingency). Projected in-service dates: Unit 3: 4th Quarter of 2017. Unit 4: 4th Quarter of 2018.

 13 Vogtle Units 3 & 4 Capital Expenditures $1.7 billion spent through 12/31/2012 Actuals Forecasts DEC 2011 DCD Final Rule Effective 2005 2017 2016 2015 2014 2013 2012 2011 2010 2009 2006 2007 2008 2018 MAY 2005 Development Agreement MAR 2008 Filed Combined Construction Operating License (COL) with NRC DEC 2011 DCD Final Rule Effective APR 2006 Definitive Agreements MAY 2010 Signed DOE Conditional Term Sheet 2018 Unit 4 In-Service AUG 2006 Filed Early Site Permit (ESP) with NRC AUG 2009 NRC Issuance of ESP/LWA 2017 Unit 3 In-Service AUG 2011 NRC Staff Completed Work on FSER for both AP1000 DCD and COL FEB 2012 COLs Issued MAR 2013 Unit 3 First Nuclear Concrete 2013 Projected Start of DOE Funding

Schedule, Budget and Recent Claims 14 Schedule The current project schedule has been extended to 4th quarter 2017 and 2018 in-service dates for the units. Budget Based on February 2013 project budget, the Oglethorpe budget projection for Vogtle Units 3 and 4, including AFUDC and contingency, was updated to $4.5 billion. Recent Claims The EPC contract provides for both informal and formal dispute resolution procedures. Currently the co-owners and the Contractors are involved in litigation with respect to two claims that were not resolved through the formal dispute resolution process: One claim relates to the responsibility for backfill costs. Another claim relates to costs resulting from certain design changes and design certification/license issuance delay.

First Nuclear Concrete - March 12-14 15

Module CR10 – Rebar Cradle 16

Containment Vessels 17

Module Assembly 18

Unit 3 Turbine Island 19

Unit 3 Cooling Tower 20

Component Fabrication Accumulator Tank Pressurizer Reactor Vessel Steam Generator Reactor Coolant Pump Modules Modules Moisture Separator Reheaters Deaerator Low Pressure Turbine 21

Plant Vogtle Conceptual Drawing of Vogtle Units 3 & 4 Georgia Power 45.7% Oglethorpe Power 30.0% MEAG 22.7% Dalton Utilities 1.6% 22

1 $211 million of the $250 million series 2012A First Mortgage Bond was allocated to Vogtle Units 3 & 4. In addition to capital expenditures for Vogtle, this included financing for certain transaction costs and upfront costs that will be payable upon closing of the DOE guaranteed loan. 5.95% 30 Yr Bullet 5.375% 30 Yr Bullet 5.25% 39 Yr Bullet Vogtle Units 3 & 4 capitalized costs through 12/31/2012 totaled $1.7 billion. $1.36 billion issued to date (~30% of estimated total project cost) at a weighted average interest rate of 5.33%. Hedged interest rates on $2.2 billion of the projected debt for Vogtle Units 3 & 4. Oglethorpe is using commercial paper program for interim financing between permanent debt issuances shown below. Vogtle Units 3 & 4 Financing Plan 4.20% 30 Yr Bullet1 23

Signed conditional term sheet with DOE in May 2010. DOE loan guarantee will fund up to $3.057 billion of project costs. All-in pricing expected to be favorable relative to taxable capital markets. Will be secured under Oglethorpe’s First Mortgage Indenture on parity with other secured debt. Final approval subject to negotiation of definitive agreements by the co-owners, due diligence by DOE and satisfaction of other conditions. There can be no assurance that DOE will ultimately issue loan guarantee to Oglethorpe. The conditional commitment will expire on June 30, 2013, unless further extended by the DOE. Projected start of DOE funding is 2013. Any costs not funded by DOE will be financed through taxable bonds (have already issued $1.36 billion of taxable bonds). 24 DOE Loan Guarantees for Vogtle 3 & 4

25 Capital Expenditures (a) Includes allowance for funds used during construction. In addition to the amounts reflected as Future Generation above, we expect to incur capitalized costs of approximately $985 million to complete construction of Vogtle Units 3 & 4.

 2012 Recap Syndicated $150 Million unsecured credit facility with CoBank Credit Facilities Debt Issuances 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter Other Events Letter of Credit and remarketing agent substitution for $43.445 Million Monroe 2010A Bonds $250 Million Taxable Bond Offering Terminated 69% of the Rocky Mountain Lease Transactions Terminated 21% of the Rocky Mountain Lease Transactions 26 Scherer 2 Lease Extension $32.38 Million Tax Exempt Refinancing

5 Rocky Mountain Lease Terminations October 2012 Termination Terminated 2 Leases Representing: 1 Investor 21% of Original Transaction July 2012 Termination Terminated 3 Leases Representing: 1 Investor 69% of Original Transaction History: In 1996 & 1997, entered into 6 lease-leaseback transactions through 2026 with 3 investors relating to Oglethorpe’s 74.61% interest in the Rocky Mountain Pumped-Storage Hydro Facility. Recent Activity: Negotiated early terminations of 5 of 6 leases (representing 90% of the total lease amount) at a substantial discount to amounts contractually due upon early termination. Financial Statement Impacts: Accelerated $41MM of deferred benefit in 2012. Resulted in $19MM net gain including transaction expenses. Reduced Deposit on Obligation under Rocky Mountain transaction from $137MM to $14MM (at 2012 year-end). Reduced exposure to third party credit support counterparties to the lease. Improved equity ratio. No effect on ownership or operation. 27

RUS Loan Status Total Amount Outstanding of All RUS Guaranteed Loans: $2.1 billion Purpose/Use of Proceeds Approved Advanced (to date) Remaining Amount Unused Amount Approved Loans General Improvements1 $ 92,000,000 $ 54,338,477 $ - $ 37,661,523 General & Environmental Improvements $ 441,522,000 $ 392,367,936 $ 49,154,064 $ - General & Environmental Improvements $ 310,228,000 $ 117,878,134 $ 192,349,866 $ - Hawk Road Energy Facility $ 203,100,000 $ 127,382,732 $ 75,717,268 $ - General Improvements2 $ 127,703,000 $ - $ 127,703,000 $ - Thomas A. Smith Energy Facility3 $ 492,610,000 $ - $ 492,610,000 $ - $ 1,667,163,000 $ 691,967,279 $ 937,534,198 $ 37,661,523 1 Final advance date for this loan was December 31, 2012. The unused amount reflects loan funds that are no longer available. 2 Anticipate loan will close and begin funding in Q2 2013. 3 Anticipate loan will close and fully fund in Q2 2013. 28

Bank Credit Facilities 29

Oglethorpe’s Available Liquidity as of March 22, 2013 Borrowings Detail $361.1 MM Vogtle Interim Financing $252.3 MM Letter of Credit Support for VRDBs/Thomas A. Smith $236.5 MM Thomas A. Smith Acquisition Interim Financing $212.8 MM Interim Refinancing of Tax-Exempt Bonds $100.3 MM Vogtle Interest Rate Hedging Represents 458 days of liquidity on hand. 30 0 500 1,000 1,500 2,000 Total Credit Facilities Less Borrowings Available Credit Facilities Capacity Cash (Excluding $219 Million in RUS Cushion of Credit) Total Liquidity $1,925 - $1,163 $762 $242 $1,004 (Millions)

Rate Structure Assures Recovery of All Costs + Margin Fixed costs: Members billed based on board-approved annual budget and budget revisions throughout the year, if necessary. Prior period adjustment mechanism covers any year-end shortfall below required 1.10 MFI (board approval not required). Energy costs: Actual costs are passed through. Monthly true-up of estimate vs. actual. Note: First Mortgage Indenture requires an MFI ratio of least 1.10x MFI coverage requirement of 1.10x under First Mortgage Indenture. Achieved 1.14x MFI for 2010, 2011 and 2012. Budget of 1.14x MFI for 2013. Formulary rate under Wholesale Power Contract. Designed to recover all costs, plus margin, without any further regulatory approval. Annual budget and rate adjustments to reflect budget changes are generally not subject to approval of RUS or any other regulatory authority. Changes to rate schedule are subject to RUS approval. (Budgeted) Margin Coverage 31 $17.2 $17.7 $18.2 $19.1 $19.3 $26.4 $33.7 $37.7 $39.3 $43.3 $0.0 $15.0 $30.0 $45.0 Net Margin (MM)

History of Conservative Budget Projections 32 Note: Oglethorpe develops budgets to target a margins for interest ratio (MFI) approved annually by its board. Because these budgets are conservative, they generally lead to excess revenue collections over the course of each fiscal year. Amounts collected in excess of our board approved margins for interest ratio, if any, are returned to our members at the end of each fiscal year. The amounts reflected in this graph as sum of “Net Margin” and “Amounts Collected in Excess of MFI Target and Subsequently Returned” constitute non-GAAP financial measures. The amounts “Amounts Collected in Excess of MFI Target and Subsequently Returned” constitute a reconciliation of these measures to the most directly comparable GAAP measures.

Income Statement Excerpts (a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe’s Margins for Interest by Interest Charges, both as defined in Oglethorpe’s First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10x for each fiscal year. In addition, the Indenture requires a showing of Oglethorpe’s having met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14x for 2010, 2011 and 2012, above the minimum 1.10x ratio required by the Indenture. Oglethorpe’s Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future. 33 December 31, ($ in thousands) 2012 2011 2010 Statement of Revenues and Expenses: Operating Revenues: Sales to Members $1,204,008 $1,224,238 $1,292,667 Sales to Non-Members 120,102 166,040 1,478 Operating Expenses 1,102,277 1,152,458 1,054,896 Other Income 61,487 44,264 43,651 Net Interest Charges (244,000) (244,347) (249,167) Net Margin $39,320 $37,737 $33,733 Margins for Interest Ratio (a) 1.14x 1.14x 1.14x Sales to Members Average Power Cost (cents/kWh) 5.77 6.25 5.71 MWh Sold to Members 20,852,826 19,574,145 22,644,790 Year Ended

Balance Sheet Excerpts (a) The equity ratio is less than that of many investor-owned utilities, as is typical for many wholesale generation and transmission cooperatives, because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in a credit agreement that currently requires a minimum total patronage capital of $575 million. 34 ($ in thousands) 2012 2011 2010 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $4,034,620 $4,007,281 $3,570,522 CWIP 2,240,920 1,784,264 1,195,475 Nuclear Fuel 321,196 284,205 249,563 Total Electric Plant $6,596,736 $6,075,750 $5,015,560 Deposit on Rocky Mountain Transaction $14,392 $132,048 $123,573 Cash and Cash Equivalents $298,565 $443,671 $672,212 Total Assets $8,314,566 $8,078,829 $6,997,062 Capitalization: Patronage Capital and Membership Fees $673,009 $633,689 $595,952 Accumulated Other Comprehensive Loss 903 618 (469) Subtotal $673,912 $634,307 $595,483 Long-term Debt and Obligations under Capital Leases 5,920,073 5,709,706 4,836,415 Obligation under Rocky Mountain Transactions 14,392 132,048 123,573 Long-term Debt and Capital Leases due within one year 168,393 172,818 170,947 Total Long-Term Debt and Equities $6,776,770 $6,648,879 $5,726,418 Equity Ratio (a) 9.9% 9.5% 10.4% December 31,

35 Liquidity Margins for Interest Wholesale Power Cost Interim Financing Long Term Debt Balance Sheet Electric Plant Average Cost of Funds: 0.76% (dollars in millions) Secured LT Debt (12.31.2012): $5.67 billion Weighted Average Cost: 4.877% Equity ratio: 9.9% 2012 1.14 MFI December 31, 2012 December 31, 2012 Cost of Power Sales to Members Additional Member Collections (reflects collections from Members for future expenses associated with a major maintenance sinking fund as well as debt service adder) 2012 2012 Rate Management Programs

2013 Q2: $212.76 million tax-exempt refinancing. Q4: Renew $150 million J.P. Morgan unsecured bilateral credit facility. Restructure $250 million CFC secured bilateral credit facility and renew as an unsecured facility. 36 Upcoming Financing Activity

One of the largest electric cooperatives in the United States. Oglethorpe has long-term, take-or-pay, joint and several Wholesale Power Contracts with its Members through 2050. Primarily residential customer base — approximately 2/3 of Members’ MWh sales and operating revenue. Oglethorpe’s formulary rate structure assures cost recovery. Inputs to rate formula are not subject to any regulatory approval. Changes to formulary rate schedule are subject to RUS approval. Members are not subject to regulation for rate setting purposes. Strong liquidity position. Well diversified power supply portfolio. Substantial value in existing resources. Strong, consistent operational and financial performance. Strong emphasis on risk management and corporate compliance. 37 Oglethorpe is a Strong, Stable Credit

A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K are made available on its website. For additional information please contact: 38 Additional Information Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Tom Brendiar Director, Bank and Investor Relations tom.brendiar@opc.com 770-270-7173 Joe Rick Director, Capital Markets joe.rick@opc.com 770-270-7240